Exhibit 21.1

Subsidiaries

Subsidiaries of Good Times Restaurants Inc., a Nevada corporation

1.	Good Times Drive Thru Inc., a Colorado corporation
2.	Bad Daddy’s International, LLC, a North Carolina limited liability company

Subsidiaries of Good Times Drive Thru Inc.

1.	Fast Restaurants Co-Development LLLP, a Colorado limited liability limited partnership

Subsidiaries of Bad Daddy’s International, LLC

1.	Bad Daddy’s Burger Bar, LLC, a North Carolina limited liability company
2.	Bad Daddy’s Burger Bar of Ballantyne, LLC, a North Carolina limited liability company
3.	Bad Daddy’s Burger Bar of Birkdale, LLC, a North Carolina limited liability company
4.	Bad Daddy’s Burger Bar of Cary, LLC, a North Carolina limited liability company
5.	Bad Daddy’s of Fayetteville, LLC, a North Carolina limited liability company
6.	Bad Daddy’s Burger Bar of Mooresville, LLC, a North Carolina limited liability company
7.	Bad Daddy’s Burger Bar of Seaboard, LLC, a North Carolina limited liability company
8.	Bad Daddy’s Burger Bar of Winston-Salem, LLC, a North Carolina limited liability company
9.	Bad Daddy’s Franchise Development, LLC, a North Carolina limited liability company
10.	BD of Brier Creek, LLC, a North Carolina limited liability company
11.	BD of Colorado LLC, a Colorado limited liability company
12.	BD of Greenville, LLC, a North Carolina limited liability company
13.	BD of Wendover Commons, LLC, a North Carolina limited liability company
14.	BDBB of Olive Park NC, LLC, a North Carolina limited liability company
15.	BD of McDaniel Village, LLC, a South Carolina limited liability company